Exhibit 15





October 11, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated July 16, 2001 on our review of interim financial information of Ford Motor Company and Subsidiaries (the "Company") as of and for the period ended June 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement dated October 11, 2001.


Very truly yours,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan